ShermanPOA

Exhibit 24

POWER OF ATTORNEY
and

CONFIRMING STATEMENT

The undersigned hereby authorizes and
designates each of Olga Conley, Linda
Trudel, Mara Calame and Marc Litz,
acting singly, to execute and file on
the undersigned's behalf all Forms 3,
4 and 5 (including any amendments
thereto) that the undersigned may be
required to file with the United
States Securities and Exchange
Commission (the "Commission") as a
result of the undersigned's ownership
of or transaction in securities of The
J. Jill Group, Inc. and to file a copy
of this Power of Attorney and
Confirming Statement with the
Commission if necessary or desirable
to do so. The authority of Ms. Conley,
Ms.Trudel, Ms. Calame and Mr. Litz
under this Statement shall continue
until the undersigned is no longer
required to file Forms 3, 4 and 5 with
regard to the undersigned's ownership
of or transactions in securities of
The J.Jill Group, Inc., unless earlier
revoked in writing. The undersigned
acknowledges that Ms. Conley, Ms.
Trudel, Ms. Calame and Mr. Litz are
not assuming any of the undersigned's
responsibilities to comply with
Section 16 of the Securities Exchange
Act of 1934.



Date:  12/10/2004

Michael P. Sherman
Print Name


/s/ Michael P. Sherman
Signature